Exhibit 5.1

April 20, 2018

Pinnacle West Capital Corporation

400 North Fifth Street

Phoenix, Arizona 85004

Ladies and Gentlemen:

I have supervised lawyers who have acted as in-house counsel for Pinnacle West Capital Corporation, an Arizona corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an unspecified amount of: (a) debt securities (“Debt Securities”), which may consist of (i) senior debt securities to be issued under the indenture (the “Senior Indenture”) referred to as Exhibit 4.10 to the Registration Statement or (ii) subordinated debt securities to be issued under the indenture (the “Subordinated Indenture”) referred to as Exhibit 4.12 to the Registration Statement; (b) preferred stock (“Preferred Stock”); and (c) common stock (“Common Stock”), in each case to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 promulgated under the Securities Act.  The Senior Indenture and the Subordinated Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.”  The Debt Securities, the Preferred Stock and the Common Stock may be referred to hereinafter, collectively, as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In rendering the opinions set forth herein, I, or lawyers under my supervision, have reviewed the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the “Prospectus”).  I, or lawyers under my supervision, have also reviewed the originals, or copies certified to my satisfaction, of such other documents and records and made such other investigation as I have deemed necessary or appropriate to render the opinions set forth below.  I have also relied upon certificates of public officials and relevant public records.

I have assumed the legal competency and capacity of all natural persons, the genuineness of all signatures not witnessed, the authenticity of all documents submitted as originals, the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies.  In reviewing the executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations expressed herein, it is my opinion that:

1.             With respect to the Debt Securities, after (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of such Debt

Securities, the terms of the offering of the Debt Securities and related matters and (b) any other applicable regulatory approvals have been obtained, then when (i) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or “blue sky” laws of applicable states shall have been complied with, (ii) any supplemental indenture or other instrument under the applicable Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Debt Securities has been duly executed and delivered by the Company and the trustee named therein, (iii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the applicable Indenture, and (iv) the Debt Securities have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the applicable Indenture and in a manner so as not to violate any applicable law, including any such regulatory approvals, or result in a default under or breach of any agreement or instrument binding upon, or any order, decision, judgment or decree that may be applicable to, the Company, the Debt Securities will constitute the binding obligations of the Company, except as may be limited by and subject to the effect of bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter may be brought.

2.             With respect to the Preferred Stock, after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of any particular series of Preferred Stock, the terms of the offering of the Preferred Stock and related matters in accordance with the Articles of Incorporation and Bylaws of the Company and Arizona law, including the execution and filing with the Arizona Corporation Commission of an amendment to the Company’s Articles of Incorporation in the form of a statement pursuant to Arizona Revised Statutes Section 10-602 and (b) any other applicable regulatory approvals have been obtained, then when (i) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the securities or “blue sky” laws of applicable states shall have been complied with and (ii) shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, the Articles of Incorporation and Bylaws of the Company and in a manner so as not to violate any applicable law, including any such regulatory approvals, or result in a default under or breach of any agreement or instrument binding upon, or any order, decision, judgment or decree that may be applicable to, the Company, and the consideration therefor has been received by the Company, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.             With respect to the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Securities), after (a) the Board has taken all necessary corporate action (whether directly or pursuant to a proper delegation of its authority) to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters in accordance with the Articles of Incorporation and Bylaws of the Company and Arizona law and (b) any other applicable regulatory approvals have been obtained, then when (i) the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the securities or “blue sky” laws of applicable states shall have been complied with and (ii) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with such Board action, the Articles of Incorporation and Bylaws of the Company and in a manner so as not to violate any applicable law, including any such regulatory approvals, or result in a default under or breach of any agreement or instrument binding upon, or any order, decision, judgment or decree that may be applicable to the Company, and the consideration therefor has been received by the Company, the shares of Common Stock will be validly issued, fully paid and nonassessable.

Except as expressly set forth below in this paragraph, the opinions expressed herein are limited solely to the laws of the state of Arizona and the federal laws of the United States of America (except that I express no opinion as to Arizona securities or blue sky laws) and I express no opinion on the laws of any other jurisdiction.  I note that the Indentures will be governed by and construed in accordance with the law of the state of New York, without regard to conflicts of laws principles thereof.  Insofar as these opinions relate to matters that are governed by the laws of the state of New York, I have relied solely upon the opinion of Pillsbury Winthrop Shaw Pittman LLP delivered to you concurrently herewith, which is being filed as an exhibit to the Registration Statement, and my opinion is subject to any additional qualifications and assumptions with respect thereto stated in such opinion of Pillsbury Winthrop Shaw Pittman LLP.

The Securities may be issued from time to time on a delayed or continuous basis, but the opinions herein are based upon the facts in existence and laws in effect on the date hereof and I assume no obligation to update, revise, or supplement this opinion, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

Consent is hereby given to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Opinions” in the Prospectus forming a part of the Registration Statement.  In giving such consent, I do not thereby concede that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jeffrey B. Guldner
Jeffrey B. Guldner
Executive Vice President, Public Policy and General Counsel